SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2013
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 9, 2013, DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), amended the distribution covenant of credit agreement that relates to its unsecured line of credit to allow the Company to repurchase its equity interests in an aggregate amount not to exceed $80 million in any calendar year, so long as no default exists or would result from such repurchases. The right to make such equity purchases is in addition to the other existing distributions that are permitted under the credit agreement.
The amendment (the “Third Amendment”), dated April 9, 2013, amends the Credit Agreement, dated May 6, 2010, as amended (the “Credit Agreement”), by and among DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Borrower”), the operating partnership of the Company, all of the Borrower's subsidiaries that currently guaranty the obligations under the Company's Indenture governing the terms of its 8½% senior notes due 2017, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, CH1, NJ1, SC1, VA3 and VA4 data centers, but excluding the Company's taxable REIT subsidiary and DF Technical Services, LLC and the subsidiary that owns the Company's ACC3 data center facility and the ACC7 and ACC8 parcels of land, the Company, KeyBank National Association (“KeyBank”), as administrative agent and a lender, and the other lending institutions that are parties thereto.
Except as amended by the Third Amendment, the remaining terms of the Credit Agreement remain in full force and effect.
The foregoing does not purport to be a complete description of the terms of the Third Amendment and such description is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
From time to time, the Company has had customary commercial and/or investment banking relationships with Bank of America, N.A., Barclays Bank PLC, Jefferies Group, Inc., KeyBank, Raymond James Bank, FSB, RBS Citizens, N.A., Royal Bank of Canada, and Stifel Bank & Trust, and/or certain of their affiliates, all of which are lenders under the Credit Agreement.
* * *

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1
Third Amendment to Credit Agreement, dated as of April 9, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto, as Lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.
April 12, 2012	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1
Third Amendment to Credit Agreement, dated as of April 9, 2013, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto, as Lenders.